Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Strong Results for First Quarter 2022

St. Louis, Missouri – May 4, 2022 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today reported fiscal first quarter 2022 results for the period ended April 3, 2022.

First Quarter 2022

Revenues for the quarter totaled $610.4 million, increasing $101.7 million, or 20%, compared to $508.7 million in the year-ago period. Net income was $44.1 million, compared to $29.1 million in the year-ago period. Net income as a percentage of revenue was 7.2%, compared to 5.7% in the year-ago period. EPS totaled $0.97, compared to $0.64 in the first quarter 2021.

Adjusted EBITDA was $99.5 million, increasing $22.9 million, or 30%, compared to $76.6 million in the year-ago period. Adjusted EBITDA margin was 16.3%, compared to 15.0% in the year-ago period. Adjusted EPS was $1.31, increasing 46% compared to $0.90 in the first quarter 2021. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

The first quarter 2022 included the following portfolio repositioning and capital deployment activities:
•Divested Tripwire for $350 million in gross proceeds, as previously announced;
•Acquired Macmon Secure GmbH for $42 million in the Industrial Automation market, as previously announced;
•Acquired NetModule AG for $24 million in the Industrial Automation market;
•Acquired Communication Associates, Inc. for $19 million in the Broadband & 5G market, subsequent to quarter end;
•Redeemed the full €200 million outstanding on our 2026 senior subordinated notes; and
•Repurchased approximately 885,000 shares for $50 million under our existing authorization.

Roel Vestjens, President and CEO of Belden Inc., said, “We delivered another outstanding quarter that was highlighted by strong financial performance, the completion of the Tripwire divestiture, and accretive capital deployment. Organic growth of 19% and solid execution by our teams resulted in further margin expansion and robust EPS growth. We reduced net leverage to 1.6x while completing strategic acquisitions that add important technologies and enhance our ability to provide comprehensive solutions in the Industrial Automation and Broadband & 5G markets.”

Outlook

“We are increasing our full year 2022 guidance to reflect better than expected performance in the quarter, an improved outlook for the remainder of the year, and recent accretive capital deployments. The macroeconomic environment is very dynamic with considerable uncertainties, but I am encouraged by our strong year-to-date order rates. We continue to gain momentum with our strategic growth initiatives, and I am confident in our ability to support our customers and deliver on our commitments to shareholders,” said Mr. Vestjens.

The Company expects second quarter 2022 revenues to be $625 - $640 million. For the year ending December 31, 2022, the Company now expects revenues to be $2.480 - $2.530 billion, compared to prior guidance of $2.390 - $2.440 billion. The full year revenue guidance now represents organic growth of 7% to 9%.

The Company expects second quarter 2022 GAAP EPS to be $0.98 - $1.08. For the year ending December 31, 2022, the Company now expects GAAP EPS to be $4.31 - $4.61, compared to prior guidance of $4.10 - $4.45.

The Company expects second quarter 2022 adjusted EPS to be $1.35 - $1.45. For the year ending December 31, 2022, the Company now expects adjusted EPS to be $5.55 - $5.85, compared to prior guidance of $5.00 - $5.35. The full year EPS guidance now represents growth of 17% to 23%.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 888-204-4368, with confirmation code 8215820. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income and Earnings per Share (EPS)

All references to net income and EPS within this earnings release refer to income from continuing operations and income from continuing operations per diluted share attributable to Belden stockholders, respectively.

Discontinued Operations

During the first quarter of 2022, we completed the sale of Tripwire, which represented a strategic shift impacting our operations and financial results. As a result, Tripwire is reported within discontinued operations through the disposal date, and prior year results have been recast accordingly.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at https://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 3, 2022	April 4, 2021

	(In thousands, except per share data)
Revenues	$610,371	$508,683
Cost of sales	(401,511)	(339,500)
Gross profit	208,860	169,183
Selling, general and administrative expenses	(103,066)	(80,635)
Research and development expenses	(23,456)	(22,612)
Amortization of intangibles	(8,817)	(7,993)
Asset impairments	—	(6,995)
Operating income	73,521	50,948
Interest expense, net	(14,411)	(15,511)
Loss on debt extinguishment	(6,392)	—
Non-operating pension benefit	1,200	684
Income from continuing operations before taxes	53,918	36,121
Income tax expense	(9,822)	(7,056)
Income from continuing operations	44,096	29,065
Loss from discontinued operations, net of tax	(3,685)	(324)
Loss on disposal of discontinued operations, net of tax	(4,567)	—
Net income	35,844	28,741
Less: Net income attributable to noncontrolling interest	3	75
Net income attributable to Belden stockholders	$35,841	$28,666

Weighted average number of common shares and equivalents:
Basic	44,811	44,679
Diluted	45,567	45,045

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$0.98	$0.65
Discontinued operations	(0.08)	(0.01)
Disposal of discontinued operations	(0.10)	—
Net income	$0.80	$0.64

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$0.97	$0.64
Discontinued operations	(0.08)	(0.01)
Disposal of discontinued operations	(0.10)	—
Net income	$0.79	$0.64

Common stock dividends declared per share	$0.05	$0.05

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Automation Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended April 3, 2022
Segment Revenues	$268,430	$341,941	$610,371
Segment EBITDA	30,821	67,528	98,349
Segment EBITDA margin	11.5%	19.7%	16.1%
Depreciation expense	5,426	5,800	11,226
Amortization of intangibles	4,097	4,720	8,817
Amortization of software development intangible assets	22	985	1,007
Severance, restructuring, and acquisition integration costs	328	3,395	3,723

For the three months ended April 4, 2021
Segment Revenues	$226,355	$282,328	$508,683
Segment EBITDA	28,291	47,611	75,902
Segment EBITDA margin	12.5%	16.9%	14.9%
Depreciation expense	5,363	5,364	10,727
Amortization of intangibles	4,336	3,657	7,993
Amortization of software development intangible assets	32	377	409
Severance, restructuring, and acquisition integration costs	1,952	3,219	5,171
Adjustments related to acquisitions and divestitures	(6,307)	(67)	(6,374)
Asset impairments	—	6,995	6,995

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended
	April 3, 2022	April 4, 2021

	(In thousands)
Total Segment and Consolidated Revenues	$610,371	$508,683

Total Segment EBITDA	$98,349	$75,902
Eliminations	(55)	(33)
Total non-operating pension benefit	1,200	684
Consolidated Adjusted EBITDA (1)	99,494	76,553
Interest expense, net	(14,411)	(15,511)
Depreciation expense	(11,226)	(10,727)
Amortization of intangibles	(8,817)	(7,993)
Amortization of software development intangible assets	(1,007)	(409)
Loss on debt extinguishment	(6,392)	—
Severance, restructuring, and acquisition integration costs	(3,723)	(5,171)
Asset impairments	—	(6,995)
Adjustments related to acquisitions and divestitures	—	6,374
Income from continuing operations before taxes	$53,918	$36,121

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited)

	April 3, 2022	December 31, 2021

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$559,582	$641,563
Receivables, net	375,626	383,444
Inventories, net	396,497	345,203
Other current assets	61,980	58,283
Current assets of discontinued operations	—	449,402
Total current assets	1,393,685	1,877,895
Property, plant and equipment, less accumulated depreciation	340,081	343,564
Operating lease right-of-use assets	80,219	75,571
Goodwill	859,276	821,448
Intangible assets, less accumulated amortization	267,429	238,155
Deferred income taxes	32,747	31,486
Other long-lived assets	29,834	29,558
	$3,003,271	$3,417,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$359,811	$377,765
Accrued liabilities	223,737	278,108
Current liabilities of discontinued operations	—	99,079
Total current liabilities	583,548	754,952
Long-term debt	1,213,639	1,459,991
Postretirement benefits	116,597	120,997
Deferred income taxes	60,014	49,027
Long-term operating lease liabilities	65,943	61,967
Other long-term liabilities	15,935	14,661
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	826,682	833,627
Retained earnings	539,294	505,717
Accumulated other comprehensive loss	(66,638)	(70,566)
Treasury stock	(353,071)	(313,994)
Total Belden stockholders’ equity	946,770	955,287
Noncontrolling interests	825	795
Total stockholders’ equity	947,595	956,082
	$3,003,271	$3,417,677

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Three Months Ended
	April 3, 2022	April 4, 2021

	(In thousands)
Cash flows from operating activities:
Net income	$35,844	$28,741
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	21,083	22,196
Loss on debt extinguishment	6,392	—
Share-based compensation	5,224	7,285
Asset impairments	—	6,995
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	37,617	(50,208)
Inventories	(46,959)	(19,313)
Accounts payable	(21,373)	3,269
Accrued liabilities	(83,527)	(30,765)
Income taxes	2,209	1,416
Other assets	(2,915)	(4,226)
Other liabilities	(11,550)	(6,885)
Net cash used for operating activities	(57,955)	(41,495)
Cash flows from investing activities:
Proceeds from disposal of businesses, net of cash sold	338,686	1,106
Proceeds from disposal of tangible assets	56	12
Capital expenditures	(10,963)	(11,223)
Cash used for business acquisitions, net of cash acquired	(65,990)	(72,232)
Net cash provided by (used for) investing activities	261,789	(82,337)
Cash flows from financing activities:
Payments under borrowing arrangements	(230,639)	(1,841)
Payments under share repurchase program	(50,000)	—
Withholding tax payments for share-based payment awards	(3,700)	(905)
Cash dividends paid	(2,276)	(2,246)
Payments under financing lease obligations	(45)	(43)
Net cash used for financing activities	(286,660)	(5,035)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,349)	(2,277)
Decrease in cash and cash equivalents	(84,175)	(131,144)
Cash and cash equivalents, beginning of period	643,757	501,994
Cash and cash equivalents, end of period	$559,582	$370,850

The Condensed Consolidated Cash Flow Statement includes the results of discontinued operations up to the disposal date, February 22, 2022.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	April 3, 2022	April 4, 2021

	(In thousands, except percentages and per share amounts)
GAAP and adjusted revenues	$610,371	$508,683

GAAP gross profit	$208,860	$169,183
Severance, restructuring, and acquisition integration costs	1,364	260
Amortization of software development intangible assets	1,007	409
Adjustments related to acquisitions and divestitures	—	816
Adjusted gross profit	$211,231	$170,668

GAAP gross profit margin	34.2%	33.3%
Adjusted gross profit margin	34.6%	33.6%

GAAP selling, general and administrative expenses	$(103,066)	$(80,635)
Severance, restructuring, and acquisition integration costs	2,359	4,911
Adjustments related to acquisitions and divestitures	—	(7,190)
Adjusted selling, general and administrative expenses	$(100,707)	$(82,914)

GAAP and adjusted research and development expenses	$(23,456)	$(22,612)

GAAP income from continuing operations	$44,096	$29,065
Interest expense, net	14,411	15,511
Income tax expense	9,822	7,056
Loss on debt extinguishment	6,392	—
Total non-operating adjustments	30,625	22,567

Amortization of intangible assets	8,817	7,993
Severance, restructuring, and acquisition integration costs	3,723	5,171
Amortization of software development intangible assets	1,007	409
Asset impairments	—	6,995
Adjustments related to acquisitions and divestitures	—	(6,374)
Total operating income adjustments	13,547	14,194
Depreciation expense	11,226	10,727

Adjusted EBITDA	$99,494	$76,553

GAAP income from continuing operations margin	7.2%	5.7%
Adjusted EBITDA margin	16.3%	15.0%

GAAP income from continuing operations	$44,096	$29,065
Less: Net income attributable to noncontrolling interest	3	75
GAAP net income from continuing operations attributable to Belden stockholders	$44,093	$28,990

GAAP income from continuing operations	$44,096	$29,065
Plus: Operating income adjustments from above	13,547	14,194
Plus: Loss on debt extinguishment	6,392	—
Less: Net income attributable to noncontrolling interest	3	75
Less: Tax effect of adjustments above	4,547	2,820
Adjusted net income from continuing operations attributable to Belden stockholders	$59,485	$40,364

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$0.97	$0.64
Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$1.31	$0.90

GAAP and adjusted diluted weighted average shares	45,567	45,045

	Three Months Ended				Year Ended
	April 4, 2021	July 4, 2021	October 3, 2021	December 31, 2021	December 31, 2021
	(In thousands)				(In thousands)
GAAP revenues	$508,683	$575,857	$604,761	$611,959	$2,301,260
Adjustments related to acquisitions	—	849	503	(1,352)	—
Adjusted revenues	$508,683	$576,706	$605,264	$610,607	$2,301,260

GAAP gross profit	$169,183	$191,354	$203,377	$207,929	$771,843
Amortization of software development intangible assets	409	322	434	414	1,579
Severance, restructuring, and acquisition integration costs	260	1,103	2,943	7,002	11,308
Adjustments related to acquisitions and divestitures	816	1,995	890	(1,352)	2,349
Adjusted gross profit	$170,668	$194,774	$207,644	$213,993	$787,079

GAAP gross profit margin	33.3%	33.2%	33.6%	34.0%	33.5%
Adjusted gross profit margin	33.6%	33.8%	34.3%	35.0%	34.2%

GAAP selling, general and administrative expenses	$(80,635)	$(93,570)	$(95,337)	$(108,485)	$(378,027)
Severance, restructuring, and acquisition integration costs	4,911	1,937	1,385	4,326	12,559
Adjustments related to acquisitions and divestitures	(7,190)	(83)	(713)	602	(7,384)
Adjusted selling, general and administrative expenses	$(82,914)	$(91,716)	$(94,665)	$(103,557)	$(372,852)

GAAP and adjusted research and development expenses	$(22,612)	$(22,263)	$(23,235)	$(22,117)	$(90,227)

GAAP income from continuing operations	$29,065	$45,348	$43,964	$80,464	$198,841
Interest expense, net	15,511	14,870	16,251	16,061	62,693
Income tax expense	7,056	9,578	9,799	1,506	27,939
Gain on sale of note receivable	—	—	—	(27,036)	(27,036)
Loss on debt extinguishment	—	—	5,715	—	5,715
Total non-operating adjustments	22,567	24,448	31,765	(9,469)	69,311
Amortization of intangible assets	7,993	7,172	7,781	7,684	30,630
Severance, restructuring, and acquisition integration costs	5,171	3,040	4,328	11,328	23,867
Adjustments related to acquisitions and divestitures	(6,374)	1,912	177	(750)	(5,035)
Amortization of software development intangible assets	409	322	434	414	1,579
Asset impairments	6,995	—	2,287	—	9,282
Total operating income adjustments	14,194	12,446	15,007	18,676	60,323
Depreciation expense	10,727	10,656	10,586	11,105	43,074
Adjusted EBITDA	$76,553	$92,898	$101,322	$100,776	$371,549

GAAP income from continuing operations margin	5.7%	7.9%	7.3%	13.1%	8.6%
Adjusted EBITDA margin	15.0%	16.1%	16.7%	16.5%	16.1%

GAAP income from continuing operations	29,065	45,348	43,964	80,464	198,841
Less: Net income attributable to noncontrolling interests	75	208	53	56	392
GAAP net income from continuing operations attributable to Belden stockholders	$28,990	$45,140	$43,911	$80,408	$198,449

GAAP income from continuing operations	$29,065	$45,348	$43,964	$80,464	$198,841
Plus: Operating income adjustments from above	14,194	12,446	15,007	18,676	60,323
Plus: Loss on debt extinguishment	—	—	5,715	—	5,715
Less: Gain on sale of note receivable	—	—	—	27,036	27,036
Less: Net income attributable to noncontrolling interests	75	208	53	56	392
Less: Tax effect of adjustments above	2,820	2,500	4,042	12,595	21,957
Adjusted net income from continuing operations attributable to Belden stockholders	$40,364	$55,086	$60,591	$59,453	$215,494

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$0.64	$1.00	$0.97	$1.76	$4.37

Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$0.90	$1.22	$1.33	$1.30	$4.75

GAAP and adjusted diluted weighted average shares	45,045	45,262	45,425	45,729	45,361

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended
	April 3, 2022	April 4, 2021

	(In thousands)
GAAP net cash used for operating activities	$(57,955)	$(41,495)
Capital expenditures, net of proceeds from the disposal of tangible assets	(10,907)	(11,211)
Non-GAAP free cash flow	$(68,862)	$(52,706)

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2022 Guidance

	Year Ended	Three Months Ended
	December 31, 2022	July 3, 2022

	(In thousands)
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$4.31 - $4.61	$0.98 - $1.08
Amortization of intangible assets	0.70	0.18
Severance, restructuring, and acquisition integration costs	0.43	0.19
Loss from debt extinguishment	0.11	—
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$5.55 - $5.85	$1.35 - $1.45

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements, including our expectations for the second quarter and full-year 2022, and the results of our restructuring program. Forward-looking statements also include any statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of disruptions in the global supply chain, including the inability to obtain raw materials and components in sufficient quantities on commercially reasonable terms; the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of a challenging global economy or a downturn in served markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to retain key employees; the increased influence of chief information officers on purchasing decisions; disruptions in the Company’s information systems including due to cyber-attacks leading to exposures of personally identifiable information; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the competitiveness of the global markets in which we operate; the presence of substitute products in the marketplace; the increased prevalence of cloud computing; the inability of the Company to develop and introduce new products and competitive responses to our products; the inability to achieve our strategic priorities in emerging markets; the impact of changes in global tariffs and trade agreements; volatility in credit and foreign exchange markets; the presence of activists proposing certain actions by the Company; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2021, filed with the SEC on February 15, 2022. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of audio, video and data needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North America, Europe, Asia, and Africa. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.
Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com